       As filed with the Securities and Exchange Commission on May 6, 2005
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                           FIRST ALBANY COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               NEW YORK                                   22-2655804
   (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                         NUMBER)

                                  677 BROADWAY
                           ALBANY, NEW YORK 12207-2990
                                 (518) 447-8500
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           FIRST ALBANY COMPANIES INC.
                          1999 LONG-TERM INCENTIVE PLAN

                            (FULL TITLE OF THE PLANS)

                                  GORDON J. FOX
                           EXECUTIVE MANAGING DIRECTOR
                           FIRST ALBANY COMPANIES INC.
                                  677 BROADWAY
                           ALBANY, NEW YORK 12207-2990
                                 (518) 447-8500

           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           COPY OF COMMUNICATIONS TO:

                              ARTHUR H. KOHN, ESQ.
                      CLEARY GOTTLIEB STEEN & HAMILTON LLP
                                ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000

                                  ------------
                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF SECURITIES            AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED            REGISTERED (1)         SHARE (2)              PRICE           REGISTRATION FEE
       ----------------            --------------         ---------              -----           ----------------
 Common Stock, $.01 par value         600,000               $6.445             $3,867,000             $455.15

 (1) This Registration Statement covers 600,000 shares of Common Stock issuable upon exercise of options or covered under other awards granted pursuant to the First Albany Companies Inc. 1999 Long-Term Incentive Plan plus any additional shares of Common Stock which will become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. This Registration Statement also covers the rights (the "Rights") attached to each share of Common Stock pursuant to the Rights Agreement dated March 30, 1998. Until the occurrence of certain specified events, the Rights are not exercisable, are evidenced by the certificates representing the shares and may be transferred only together with the shares.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high ($6.49) and low ($6.40) prices of the Common Stock as reported on the NASDAQ National Exchange on May 5, 2005.

                                EXPLANATORY NOTE

           On March 18, 2005, the Board of Directors of First Albany Companies Inc. (the "Registrant") adopted an amendment to the Registrant's 1999 Long-Term Incentive Plan (the "Plan") to increase the maximum number of shares of the Registrant's Common Stock that may be issued pursuant to options or other awards granted under the Registrant's Plan by 600,000 to a total of 4,200,000 shares (or 4,621,968 as adjusted for stock dividends). The Registrant's shareholders approved the amendment to the Plan at the Registrant's Annual Meeting of Shareholders held April 28, 2005.

           The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the following Registration Statements on Form S-8 previously filed by the Registrant (together, the "Prior Registration Statements"):

                           Registration Number        Date Filed
                           -------------------        ----------
                           333-78879                  May 20, 1999
                           333-97465                  July 31, 2002
                           333-105771                 June 2, 2003
                           333-115169                 May 5, 2004

           This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933, as amended, of an additional 600,000 shares of Common Stock issuable pursuant to options or other awards to be granted under the Plan, as so amended and restated. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, made in connection with the Plan, including the periodic reports that the Registrant filed after the Prior Registration Statements to maintain current information about the Registrant, are incorporated herein by reference.

                                     PART II

ITEM 8. EXHIBITS.

           In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement.

Exhibit No.                             Description                                                 Method of Filing
-----------                             -----------                                                 ----------------
5              Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the legality   Filed herewith
               of the securities being registered

10             First Albany Companies Inc. 1999 Long-Term Incentive Plan            Incorporated by reference to Appendix A to Proxy
                                                                                    Statement on Schedule 14A dated March 24, 2005.

23.1           Consent of Cleary Gottlieb Steen & Hamilton LLP                      Contained in the opinion filed as Exhibit 5

23.2           Consent of PricewaterhouseCoopers LLP                                Filed herewith

24             Power of Attorney                                                    Included on the signature page

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned , thereunto duly authorized, in the City of Albany and the State of New York on the 6th day of May, 2005.

                                FIRST ALBANY COMPANIES INC.

                                      By        /s/ Alan P. Goldberg
                                          -------------------------------------
                                          Name: Alan P. Goldberg
                                          Title: President and Chief Executive
                                                 Officer

                                POWER OF ATTORNEY

                  Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints Alan P. Goldberg and George C. McNamee, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

           Signature                                            Title                                        Date
           ---------                                            -----                                        ----
     /s/ George C. McNamee                                                                                May 6, 2005
--------------------------------                                                                       ----------------
       George C. McNamee                                      Chairman

     /s/ Alan P. Goldberg                                                                                 May 6, 2005
--------------------------------                                                                       ----------------
       Alan P. Goldberg                    Director, President and Chief Executive Officer
                                                    (Principal Executive Officer)
     /s/ Steven R. Jenkins                                                                                May 6, 2005
--------------------------------                                                                       ----------------
       Steven R. Jenkins                    Chief Operating Officer and Chief Financial Officer
                                                  (Principal Accounting Officer and
                                                    Principal Financial Officer)

     /s/ Carl P. Carlucci                                                                                 May 6, 2005
--------------------------------                                                                       ----------------
       Carl P. Carlucci                                       Director

   /s/ Walter W. Fiederowicz                                                                              May 6, 2005
--------------------------------                                                                       ----------------
     Walter W. Fiederowicz                                    Director

 /s/ Nicholas A. Gravante, Jr.                                                                            May 6, 2005
--------------------------------                                                                       ----------------
   Nicholas A. Gravante, Jr.                                  Director

   /s/ Hugh A. Johnson, Jr.                                                                               May 6, 2005
--------------------------------                                                                       ----------------
     Hugh A. Johnson, Jr.                                     Director

       /s/ Dale Kutnick                                                                                   May 6, 2005
--------------------------------                                                                       ----------------
         Dale Kutnick                                         Director

    /s/ Shannon P. O'Brien                                                                                May 6, 2005
--------------------------------                                                                       ----------------
      Shannon P. O'Brien                                      Director

      /s/ Arthur J. Roth                                                                                  May 6, 2005
--------------------------------                                                                       ----------------
        Arthur J. Roth                                        Director


                                  EXHIBIT INDEX

Exhibit No.                            Description                                                Method of Filing
-----------                            -----------                                                ----------------
5             Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the legality   Filed herewith
              of the securities being registered

10            First Albany Companies Inc. 1999 Long-Term Incentive Plan            Incorporated by reference to Appendix A to Proxy
                                                                                   Statement on Schedule 14A dated March 24, 2005.

23.1          Consent of Cleary Gottlieb Steen & Hamilton LLP                      Contained in the opinion filed as Exhibit 5

23.2          Consent of PricewaterhouseCoopers LLP                                Filed herewith

24            Power of Attorney                                                    Included on the signature page